As filed with the Securities and Exchange Commission on April 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQT CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-0464690 (I.R.S. Employer Identification Number)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania (Address of Principal Executive Offices)	15222 (Zip Code)

EQT CORPORATION 2020 LONG-TERM INCENTIVE PLAN, AS AMENDED (Full title of the plan)

William E. Jordan Executive Vice President and General Counsel 625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania 15222 (Name and address of agent for service)
(412) 553-5700
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, EQT Corporation (the “Company” or “EQT”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register the offer and sale of an additional 18,000,000 shares of common stock, no par value (the “Common Stock”), under the EQT Corporation 2020 Long-Term Incentive Plan, as amended (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2020 (File No. 333-237953).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(a)	EQT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on February 10, 2022);

(b)	EQT’s Current Reports on Form 8-K filed on January 4, 2022, January 13, 2022, January 28, 2022, February 4, 2022, and April 21, 2022; and

(c)	EQT’s description of the Common Stock set forth in Exhibit 99.1 to the Current Report on Form 8-K filed on July 15, 2019, including any amendment or report filed for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that the Company has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Company files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for EQT Corporation
23.2*	Consent of Netherland, Sewell & Associates, Inc.
23.3*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 hereto)
24.1*	Powers of Attorney (included in the signature page of this Registration Statement)
99.1	EQT Corporation 2020 Long-Term Incentive Plan, incorporated by reference to Exhibit 99.1 to Form S-8 (Commission File No. 333-237953) filed on May 1, 2020
99.2*	Amendment to EQT Corporation 2020 Long-Term Incentive Plan
107*	Filing Fee Table

*            Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on or before April 21, 2022.

EQT Corporation

By:	/s/ David Khani

David Khani
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Toby Z. Rice, David Khani, and William E. Jordan, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on or before this 21st day of April, 2022:

Signature	Title	Date

/s/ Toby Z. Rice	President, Chief Executive Officer and Director	April 21, 2022
Toby Z. Rice	(Principal Executive Officer)

/s/ David Khani	Chief Financial Officer	April 21, 2022
David Khani	(Principal Financial Officer)

/s/ Todd M. James	Chief Accounting Officer	April 21, 2022
Todd M. James	(Principal Accounting Officer)

/s/ Lydia I. Beebe	Director	April 21, 2022
Lydia I. Beebe

/s/ Lee M. Canaan	Director	April 21, 2022
Lee M. Canaan

/s/ Janet L. Carrig	Director	April 21, 2022
Janet L. Carrig

/s/ Frank C. Hu	Director	April 21, 2022
Frank C. Hu

/s/ Kathryn J. Jackson	Director	April 21, 2022
Kathryn J. Jackson

/s/ John F. McCartney	Director	April 21, 2022
John F. McCartney

/s/ James T. McManus II	Director	April 21, 2022
James T. McManus II

/s/ Anita M. Powers	Director	April 21, 2022
Anita M. Powers

/s/ Daniel J. Rice IV	Director	April 21, 2022
Daniel J. Rice IV

/s/ Hallie A. Vanderhider	Director	April 21, 2022
Hallie A. Vanderhider

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